Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned authorized individual Vatnak Vat-Ho, an Individual (the “Filer”), hereby constitutes and appoints each of Abizer Gaslightwala, Gary Emmanuel and Noemi Romero (“attorney-in-fact”) its true and lawful “Attorney-in-Fact” and agent, respectively, with full power of substitution and re-substitution, for its and in its name, place and stead, in any and all capacities (until revoked in writing) to:

1.	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) (a) a Uniform Application for Access Codes to File on EDGAR, as amended (“Form ID”), including amendments thereto, and any other documents necessary or appropriate to serve as an EDGAR Account Administrator on the undersigned’s behalf and to obtain, update and revise codes, passwords and passphrases enabling the undersigned to make electronic filings with the SEC, (b) Notices of Exempt Offering of Securities on Form D (“Form D”) and amendments thereto on Form D/A (“Form D/A”) in accordance with Regulation D promulgated under the Securities Act of 1933, as amended, and (c) statements of beneficial ownership on Form 3 (“Form 3”) and statements of changes in beneficial ownership on Form 4 (“Form 4”), including amendments thereto, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended; and

2.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney or attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney or attorneys-in-fact, or such attorney-in-fact’s substitute or substitutes, or any of them, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with the Securities Act of 1933, as amended, Regulation D thereunder, Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Form D, Form D/A, Form 3 or Form 4 and the undersigned or its successors has or have obtained codes and passwords enabling the undersigned to make electronic filings with the SEC, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of October, 2026.

By:	/s/ Vatnak Vat-Ho
Name:	Vatnak Vat-Ho
Title:	Individual